Exhibit 10.7

MULTI-STORY OFFICE BUILDING LEASE

In consideration of the covenants and agreements contained herein, Lessor leases to Lessee, and Lessee leases from Lessor, the premises designated below together with any appurtenances, for the Term stated below.

As used in this Lease, the following terms shall have the meanings set forth below:

Date of this Lease:	October 18, 2018

Name and Address of Lessee: Post Commencement	AtCor Medical Inc. 184 Shuman, Suite 515 Naperville, Illinois 60123

Pre-Commencement	1 Pierce PI, Suite 225 w Itasca, Illinois 60143

Name and Address of Lessor:	Park Lake Limited Partnership C/o PanCor Management, LLC. 2175 Point Blvd., Suite 125 Elgin, Illinois 60123

Designation of Leased Premises:	The floor space in the building commonly known as 184 Shuman Suite 515, Naperville Illinois as shown on the print marked Exhibit “A” attached hereto and made a part hereof.

Permitted Uses:	Office and related use.

Term:	Five (5) Years and Six (6) Months

First Day of Term:	March 1, 2019

Last Day of Term:	August 31, 2024

Lessee’s Percentage:	2.22% (2,916/131,284)

Security Deposit:	$24,170.24 (May be reduced per Paragraph 8 below)

Base Monthly Rent:

Lease Year	Base Monthly Rent
March 1,2019-April 30, 2019	$0.00 *
May 1, 2019 - February 29, 2020	$3,159.00
March 1, 2020 - March 31,2020	$0.00 *
April 1, 2020 - February 28, 2021	$3,280.50
March 1, 2021 - March 31, 2021	$0.00 *
April 1, 2021 - February 28, 2022	$3,402.00
March 1, 2022 - March 31, 2022	$0.00 *
April 1, 2022 - February 28, 2023	$3,523.50
March 1, 2023 - March 31, 2023	$0.00 *
April 1, 2023 - February 29, 2024	$3,645.00
March 1, 2024 - August 31, 2025	$3,766.50

* Net Rent Abatement Only. Lessee continues to pay Additional Rent (CAM and Taxes)

1. MONTHLY RENT. Throughout the Term of this Lease, Lessee will pay Monthly Rent to Lessor for the Leased Premises. Monthly Rent shall consist of Base Monthly Rent as set forth on Page One of this Lease together with all additional rent (“Additional Rent”) required to be paid by Lessee to Lessor pursuant to Paragraph 6 below Monthly Rent will be paid in advance on or before the first day of each calendar month of the Term. Date of payment is agreed by the parties to this Lease to be the date of postmark on the envelope containing the rent From us Post office payment, which will be mailed to Lessor each month. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month then Monthly Rent will be prorated by Lessor based on the actual number of calendar days in such month. Monthly Rent will be paid to Lessor, without written notice or demand, and without deduction or offset, in lawful money of the United States of America at Lessor’s Address as set forth on Page One of this Lease, or to such other address as Lessor may from time to time designate in writing. Lessee hereby acknowledges that late payment by Lessee of Monthly Rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Leased Premises. Accordingly, if any installment of Monthly Rent or any other sums due from Lessee shall not be received by Lessor when due, Lessee shall pay to Lessor a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount or prevent Lessor from exercising any of the other rights and remedies granted hereunder. Any amount due to Lessor, if not paid when due, shall bear interest from such date until paid at the rate of 10% per annum. Payment of interest shall not excuse or cure any default hereunder by Lessee. As used on the first page of this Lease and elsewhere herein, the term “Lease Year” shall mean a period of 365 consecutive days. The first Lease year shall commence on the first day of the Term of this Lease and succeeding Lease Years shall commence annually thereafter.

2. TAXES. Lessee will pay, as Additional Rent hereunder, the Lessee’s Percentage of the real estate taxes payable during the current calendar year with respect to the Building in which the Leased Premises are located, including the parcel of land on which such building is constructed and all other improvements thereto, (hereinafter the “Building”). Such real estate taxes shall be equitably prorated for the first and last years of the Lease Term. Such real estate taxes shall be paid on an estimated basis, monthly in advance in accordance with Paragraph 6 below. In the event Lessor successfully protests or otherwise receives a discount on the real estate taxes, Lessor will give Lessee its proportionate share of the refund in the form of an adjustment to its Additional Rent pursuant to Paragraph 6 below (after payment of any fees incurred in connection with such protest). Provided Lessee has paid all taxes to Lessor in accordance with this Paragraph 2, Lessee will not be responsible for any penalties due to Lessor’s late Payment of taxes.

3. INSURANCE: WAIVER OF SUBROGATION. Prior to the commencement of the Term hereof, and from time to time thereafter as required by Lessor, Lessee will provide Lessor with a certificate of insurance or other evidence of (a) comprehensive liability insurance coverage, relative to Lessee’s occupancy of the Leased Premises, with a combined single limit of $2,000,000, and (b) workmen’s compensation insurance (including employer’s liability insurance) in an amount not less than the statutory requirements for the State of Illinois for the workmen’s compensation insurance and $100,000 for the employer’s liability insurance. Lessee shall maintain such insurance in force throughout the Term of this Lease Such insurance shall name Lessor and all beneficiaries, agents, and mortgagees of lessor as additional insureds (on a primary and non-contributory basis) and shall include a specific waiver of subrogation. Lessor shall maintain a comprehensive insurance policy with respect to the Building including liability coverage, loss of rents, fire and other casualty insurance for the replacement cost of the Building and such other coverages as Lessor may reasonably require. Such policy shall be with a company and contain limits and coverage as are satisfactory to Lessor. Lessee shall pay Lessee’s Percentage of the premium on such policy during the Term of the Lease. Premiums will be equitably prorated for the first and last years of the Lease. If Lessee shall conduct any activity on the Leased Premises that result in a surcharge to Lessor’s fire insurance premium, then, Lessee shall reimburse Lessor for the entire amount of such surcharge. Lessee shall pay, as Additional Rent, Lessee’s Percentage of insurance premiums on an estimated basis, monthly in advance as provided for in Paragraph 6 below. Lessor and Lessee each hereby waive any and every claim for recovery from the other tor any and all loss of or damage to their respective property which loss or damage is covered by valid and collectible insurance policies, but only to the extent of the insurance proceeds received in connection with such loss or damage under said insurance policies.

4. OPERATING AND COMMON AREA EXPENSES: LESSEE’S PERCENTAGE. Lessor will arrange for operation and maintenance of the security and automatic fire monitoring system; snow removal from the parking lots that adjoin the Building; trash disposal; grass cutting and landscape maintenance of the adjacent landscaped areas; management of the Building; janitorial services; parking lot seal coating and striping; HVAC operation and maintenance; utility charges; elevator inspection and maintenance, common area plant leasing; window cleaning; replacing exterior and common area light bulbs; common area charges and other services necessary for the operation of the Building as reasonably determined by Lessor. The costs of such services arc hereinafter referred to as the “Common Area Charges” Lessee shall pay, as Additional Rent, Lessee’s Percentage of the Common Area Charges on an estimated basis, monthly, in advance as provided in Paragraph 6 below. Common Area Charges of the Building that vary with tenant occupancy (example: janitorial services) will be fairly and reasonably apportioned by Lessor amongst and between those tenants occupying the Building at the time such Common Area Charges are incurred. The cost of controllable operating expenses charged to Tenant will not increase by more than 5% in any given year.

5. HVAC MAINTENANCE. Lessor will provide for periodic inspecting and maintaining of the heating ventilating, and air conditioning equipment located on the Building. Lessee shall reimburse Lessor, as Additional Rent, for Lessee’s Percentage of the cost of such maintenance and inspection on an estimated basis, monthly in advance as provided for in Paragraph 6 below.

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6. ESTIMATED PAYMENTS. Commencing on the first day of the Term and on the first day of each calendar month thereafter during the term of this Lease, Lessee shall pay Lessor all Additional Rent for:

a).	Real estate taxes pursuant to Paragraph 2 above,
b).	Insurance premiums pursuant to Paragraph 3 above,
c).	Common Area Charges pursuant to Paragraph 4 above,
d).	Heating, Ventilating and Air-conditioning maintenance pursuant to Paragraph 5 above,
e).	Water and common utility use pursuant to Paragraph 14 below.

On or before May 1st of each year during which the Lease is in force, Lessor shall provide Lessee with a statement of all Additional Rent charges during the preceding calendar year If Lessee has made estimated payments of Additional Rent during such year in excess of the actual amount due, Lessor shall credit Lessee with any over payment against the next Monthly Rent otherwise due. If the actual total Additional Rent due exceeds the estimated payments made by Lessee during the preceding year, Lessee shall pay such amount due as Additional Rent within 15 business days after notice from Lessor.

7. IMPROVEMENTS. Lessor, at Lessor’s own expense, will make certain improvements to the Leased Premises as are more folly set forth in certain drawings and notes, copies of which have been attached hereto and made a part hereof as Exhibit “A” hereto (the “Improvements”). Subject to the “Force Majeure” provisions in Paragraph 31(g) hereof and the “Lessee Delay” provisions in Paragraph 32 hereof, the Improvements will be substantially completed in a good and workmanlike manner and in accordance with all applicable building codes prior to March 1, 2019. Lessor shall have the right to use the existing conference room table and matching credenza at no cost and shall keep the same in good repair during the term of the Lease except for ordinary wear and tear. Lessee shall remove all remaining furniture presently located in the Premises.

8. SECURITY DEPOSIT. On or before January 5, 2019, Lessee shall deposit a Security Deposit with Lessor in the amount of $24,170.24. Upon timely payment by Lessee of all amounts due under this Lease for twelve (12) consecutive months, $ 18,127.68 of the Security Deposit shall be returned to Lessee within 10 business days of the 12th consecutive monthly payment, leaving a remaining balance of $6,042.56 as the Security Deposit. This deposit will be returned to Lessee without interest upon the expiration of the Term of the Lease, provided that Lessee has paid all amounts due under this Lease and has otherwise performed all obligations hereunder In the event that Lessee defaults under any provision of this Lease and after foe expiration of any applicable cure period. Lessor may apply all, or any part of the security deposit to amounts owed by Lessee. In the event Lessor elects to apply the security deposit as provided for above, Lessee shall promptly restore such deposit to the original amount. Lessor may, at its discretion, commingle such funds with its other funds. Upon any sale or other conveyance of the Building, Lessor may transfer any deposit to a successor/owner, and Lessee agrees to look solely at the successor/owner for repayment of the deposit.

9. USE. The Leased Premises shall be used for the uses set forth on Page One of this Lease and for no other purposes whatsoever. Lessee shall not do or permit to be done in or about the Leased Premises, anything which is prohibited by law, statute, ordinance or other governmental rule or regulation now in force or which may hereafter be enacted or which will in any way obstruct or interfere with the rights of other tenants in the Building, lessee will not allow any signs, cards or placards to be posted, or placed within the Leased Premises such that they are visible outside of the Leased Premises except as specifically provided for in this Lease. In addition to the Leased Premises, Lessor also grants to Lessee foe non-exclusive right to use the parking lot and other common areas of the Property for purposes related to the permitted use of the Leased Premises. The Building shall be accessible to Lessee at all times during the Term of this Lease. Lessor agrees to furnish Lessee, while occupying the Leased Premises, water at those points of supply provided for general use of tenants; heated and refrigerated air conditioning in season at such times as Lessor normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are in accordance with any applicable statutes, rules or regulations, and as are considered by Lessor to be standard. Such services at other times, and on Saturdays, Sundays and holidays, are to be optional on the part of Lessor (Lessor hereby reserving the right to charge Lessee for any such optional service requested by Lessee on such basis as Lessor, in its sole discretion, determines). Lessor also agrees to furnish Lessee janitorial service Monday through Friday for all common areas and for the Leased Premises and passenger elevator(s) for ingress and egress to the floor on which the lease premises are located, provided however, if more than one elevator services the Building, Lessor may reasonably limit the number of elevators to be in operation on Saturdays, Sundays and holidays. The failure, to any extent and for any cause, to furnish services shall not render Lessor liable in any respect for damages to any person, property or business, shall not be construed as an eviction of Lessee or work an abatement of Monthly Rent, and shall not relieve Lessee from fulfillment of any covenant or agreement hereof. Lessor shall use all reasonable diligence to restore such services as quickly as is possible under the circumstances.

10. CONDITION AND UPKEEP OF LEASED PREMISES. Lessee has examined and knows the condition of the Leased Premises other than the condition of any Improvements to be made by Lessor pursuant to this Lease, and Lessee acknowledges that no representations as to the condition and repair thereof have been made by Lessor, or its agent, prior to, or at, execution of this Lease that are not herein expressed. Lessee will at all times during the Term of this Lease, and at Lessee’s expense, keep the Leased Premises including all appurtenances, in good repair, and in that regard shall replace all broken glass with glass of the same size and quality as that broken (except in cases where such breakage is not the fault of Lessee), replace all burnt out light bulbs, replace all damaged plumbing fixtures with others of equal quality, and keep the Leased Premises, in a clean and healthful condition in compliance with all applicable laws, codes ordinances, inspections or other direction of proper authorities. Timely repair after notice to Lessor of malfunctioning plumbing and electrical fixtures shall be the responsibility of Lessor unless such malfunctions are caused by Lessee. Upon termination of this Lease, in any way, Lessee will yield up the Leased Premises to Lessor in good condition and repair, loss by tire or casualty, and ordinary wear and tear excepted. The foregoing to the contrary notwithstanding, Lessor shall keep the structural components of the Building including, but not limited to the roof, foundation, underground and otherwise concealed plumbing and exterior walls, and the common areas in good repair at all times during the Tenn of this Lease, provided that Lessor shall have no obligation to make any such structural repairs until and unless Lessor has first received written notice for such repairs from Lessee.

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11. SUBLEASE; ASSIGNMENT. Lessee will not allow the leased Premises to be occupied by any other person, in whole or in part, and will neither sublet the lease Premises nor assign this Lease, in whole or in part, without in each case the express, prior, written consent of Lessor. Lessee will not permit any transfer by operation of law of any interest in the Leased Premises acquired through this Lease. Lessor shall not unreasonably withhold or delay its consent to Lessee’s written request to sublease or assign the Leased Premises provided Lessee has provided detailed written information about the proposed subtenant or assignee and the proposed use of the Leased Premises in form and substance satisfactory to Lessor. lessor’s refusal to consent to any proposed sublease or assignment shall not be deemed unreasonable if the proposed use of the Leased Premises will result in: i) increased wear and tear on the Leased Premises, the common facilities or adjacent parking, ii) parking requirements in excess of those provided for by applicable zoning ordinances or which would tend to deprive other tenants in the Building of their required parking, iii) public protests, or picketing; or iv) any adverse affect on other tenants in the Building or adjacent buildings. Upon Lessor’s receipt of a request from Lessee to sublet all of the Leased Premises or assign all interest in this Lease, Lessor may elect, by providing notice within ten (10) days, to terminate this Lease, in which case the last day of the Term of this Lease shall be the 30th day after Lessor notifies Lessee or Lessor’s election to terminate this Lease. If Lessee receives rent or other payments under any assignment or sublease in excess of the payments made by Lessee to Lessor under this Lease (as all such amounts are adjusted for any assignment or subletting of less than all of the Leased Premises), then Lessee shall pay Lessor one-half such excess, less the reasonable, out-of-pocket costs incurred by Lessee in connection with such assignment or subletting.

12. MECHANIC’S LIENS. Lessee will not permit any mechanic’s lien or other liens to be placed upon the Leased Premises or the Building as a result of any materials or labor ordered by Lessee or any of Lessee’s agents, officers, or employees.

13. INDEMNITY FOR ACCIDENTS; NON-LIABILITY OF LESSOR. Lessee covenants and agrees that it will protect and save and keep Lessor forever harmless and indemnified against and from any penalty or damages or charges arising from the use or occupancy of the Leased Premises by Lessee or any person claiming under Lessee. Lessor agrees to indemnify Lessee and save Lessee harmless from any and all liability, claims and loss for personal injury or property damage, or both, sustained or claimed to have been sustained by any person or persons, or property in, upon or about the Leased Premises, Common Areas. Building or the land on which the Building is located caused or brought about by the act or neglect of Landlord or its agents, servants or employees. Except to the extent caused by or resulting from the willful act or negligence of Lessor, Lessor shall not be liable or responsible to Lessee for any loss or damage to any property or person occasioned by theft or any other criminal act, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, law of requisition or order of any governmental authority.

14. UTILITIES; ALTERNATIVE SERVICE PROVIDERS.

A. The Leased premises shall be separately metered for electrical use. Electricity shall be distributed to the Premises either by the electric utility company serving the building or, at Lessor’s option, by Lessor, and Lessee shall permit Lessor’s wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution If and so Long as Lessor is distributing electricity to the Premises, Lessee shall obtain all of its electricity from Lessor and shall pay all of Lessor’s charges which charges shall be based on meter readings. If the electric utility company is distributing electricity to the Premises, Lessee at its cost shall make all necessary arrangements with the electric utility company for metering and paying for the electric current furnished to the Leased Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Leased Premises, or the operation of any special air conditioning systems serving the Leases Premises shall be paid for by Lessee. Lessee agrees that Lessor or its agents may designate appropriate minimum standards for replacement lamps, bulbs, ballasts and starters used in the Premises, and that Lessee will purchase only such items as meet or exceed these standards. Lessee shall contract directly with other public utilities furnishing utilities (such as telephone) which are separately metered to the Leased Premises, and shall pay such utility providers directly and promptly when due. If any utility is not separately metered to the Leased Premises (such as water and sewer), the cost of such utility consumed on the Property, as reasonably determined by Lessor, shall be included within the Common Area Charges, of which Lessee shall pay Lessee’s Percentage. Lessee acknowledges that the water meter that meters the water to be used on the Leased Premises also meters water used for Common Areas and by other tenants in the Building. Lessor represents and warrants that tenants presently being served by such meter use water for domestic purposes only (i.e. washrooms and employee lunchrooms) and that during the Term of this Lease no additional tenants other that tenants who will use water for domestic purposes only will be connected to such meter. Lessor agrees that if any of tenants who are connected to such meter shall at any future date commence to use material quantities of water in the Building for other than domestic purposes, Lessor will disconnect such tenant from said meter an install a separate meter for such tenant Each monthly bill shall be prorated between the tenants whose water use is charged through a common meter on the basis of their relative Lessee’s Percentages. Notwithstanding the above, Lessee shall not utilize an alternative provider for a utility service other than the public utility servicing the Property unless Lessee shall first obtain the written consent of Lessor

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B. Lessor has advised Lessee that presently the CITY OF NAPERVILLE (Electric Service Provider”) is the utility company selected by Lessor to provide electricity service for the Leased Premise. Not withstanding the foregoing, if permitted by Law, Lessor shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) or to contract directly for service from the Electric Service Provider. Lessee shall cooperate with Lessor, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow lessor, Electric Service Provider, and any Alternate Service Provider reasonable access to the Leased Premises, Buildings and/or Leased Premises’ electric lines, feeders, risers wiring, and any other machinery within the Leased Premises, Lessor shall in no way be liable or responsible for any loss, damage, or expense that Lessee may sustain or incur by reason of any change, failure, interruption, or defect in the supply or character of the electric energy furnished to the Leased Premises, or if the quantity of character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Lessee’s requirement, and no such change, failure, defect, unavailability; or unsuitability shall constitute an actual or constructive eviction, in whole or in part;, or entitle Lessee to any abatement of diminution or rent, or relieve Lessee from any if it obligations under the Lease.

15. ACCESS TO LEASED PREMISES. Lessee will allow Lessor free access to the Leased Premises for the purpose of examining or exhibiting the same, or to make any needed repairs, or alterations thereof. Lessor shall endeavor to exercise its rights of access to the Leased Premises with the least possible interruption of or disturbance to the operation of Lessee’s business

16. HOLDING OVER. Lessee will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Lessor, and failing to do so, will pay as liquidated damages for the whole time such possession is withheld, the sum of 150% of the Monthly Rent otherwise due (divided by 30 days) per day for each day of possession by Lessee after expiration of the Lease plus all direct damages. The provisions of this clause shall not be held as a waiver by Lessor of any right of re-entry nor shall the receipt of hold over Monthly Rent or any part thereof operate as a waiver of the right to forfeit this Lease and the term hereof for the period still unexpired, for a breach of any of the covenants herein.

17. NO RENT DEDUCTION OR SET OFF. Lessee’s covenant to pay Monthly Rent is and shall be independent of each and every other covenant of this Lease. Lessee agrees that any claim by Lessee against Lessor shall not be deducted from rent nor set off against any claim for Monthly Rent in any action. No payment by Lessee or receipt by Lessor of a lesser amount than the Monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Monthly Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Monthly Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such Monthly Rent or pursue any remedy provided in this Lease or at law.

18. LITIGATION. In the unlikely event of any litigation between the parties hereto involving the terms of this Lease or the breach or enforcement hereof, the prevailing party shall be entitled to recover all of its reasonable legal tees and other costs and expenses incurred in connection therewith.

19. UNTENANTABILITY.

(a) A “Total Loss” shall be deemed to have occurred if (i) the Building is so damaged by fire or other casualty that the estimated cost to repair same amounts to 50% or more of the total estimated construction cost of the entire Building or (ii) the Building is so damaged by fire or other casualty that Lessor, in its sole discretion, decides to demolish and not to immediately rebuild same, or (iii) the Leased Premises or Building is damaged by fire or other casualty during the last 12 months of the Term hereof. Any other casualty loss not amounting to a Total Loss shall be deemed a Partial Loss.

(b) In the event of a Total Loss, Lessor may terminate this Lease by written notice to Lessee within one hundred twenty (120) days after the date of such fire or other casualty Monthly Rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty. Alternatively, if Lessor decides to rebuild and restore the Property following a Total Loss, this Lease shall not terminate and Lessor shall repair and restore the Leased Premises at Lessor’s expense and with due diligence, subject, however, to (i) reasonable delays for insurance adjustments and (ii) delays caused by forces beyond Lessor’s control. Monthly Rent shall abate on a per diem basis during the period of construction and repair. Lessee shall permit Lessor and its contractors to have free access to the Leased Premises to perform such work.

(c) In the event of a Partial Loss, provided Lessor recovers sufficient insurance proceeds. Lessor shall be required to proceed with all due diligence to repair and restore the Leased Premises, subject, however, to (i) reasonable delays for insurance adjustments, and (ii) delays caused by forces beyond Lessor’s control. Monthly Rent shall abate in proportion to the non-usability of the Leased Premises during the period while repairs are in progress Lessee shall perm it Lessor and its contractors to have free access to the Leased Premises to perform such work.

(d) Should Lessor fail to repair or otherwise restore the Property or Leased Premises as required or otherwise elected herein, the Lessee’s sole and exclusive remedy shall be to terminate this Lease, with Monthly Rent due only through the date of Untenantability.

20. SUBORDINATION: ESTOPPEL LETTERS. This Lease is expressly subordinate to any current or future mortgage or mortgages placed on the Property together with all other documents requested by Lessor’s mortgagee in connection with, any such mortgage. Within 10 business days after notice by Lessor, Lessee shall execute a confirmation of the subordination of this Lease to any current or future mortgage or mortgages placed on the Property by Lessor and other documents in customary form requested by Lessor’s mortgages including but not limited to:

a).	agreements to give notice of Lessor’s defaults to such mortgagee;

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b).	agreements not to pay rent more than 30 days in advance;
c).	confirmation of the terms and status of this Lease;
d).	agreements to attorn to any party acquiring rightful possession of the I eased Premises; and,
e).	similar or related representations or undertakings customarily required by mortgage lenders from tenants.

provided, however that lessee shall receive a “Non-disturbance Agreement” from such mortgagee in customary form assuring Lessee that as long as Lessee is not in default under this lease, Lessee’s rights hereunder shall not be impaired by such mortgagee.

Lessee agrees that from time to time, it will deliver to Lessor or its designee within 5 business days of the date of Lessor’s request, a statement, in writing, certifying (i) that this Lease is unmodified and in full force and effect, if this is so, (or if there have been modifications that the Lease, as modified, in full force and effect); (ii) the dates to which rent and other charges have been paid; (iii) that Lessor is not in default under any provisions of this Lease or, if in default, the nature thereof in detail; and (iv) such other true statements as Lessor may require.

21. SIGNS. Lessee, at Lessee’s own sole expense, may place a sign on the door at the main entrance to the Leased Premises identifying Lessee provided, however that Lessee shall have first obtained the prior written approval of the plans tor such sign from Lessor and the design and location of such sign shall be strictly in accordance with the approved plans Such sign shall comply with all applicable laws and ordinances Lessor shall not unreasonably withhold its approval of the plans for such sign, provided however, that Lessor may specify that the design and location of such sign be similar to. or consistent with, the design and location of other identifying signs to be erected by other tenants in the Building. Upon termination of this Lease, Lessee shall remove such sign and restore the Leased Premises to their original condition ordinary wear and tear excepted. If the Parties agree that the sign will be painted on a wall, Lessee is not obligated to remove the sign.

22. ALTERATIONS. Lessee shall not at any time during the Term of his Lease make any alterations, additions or improvements to the Leased Premises without the express, written, prior consent of Lessor, unless such alterations are cosmetic in nature, non-structural, and under $25,000 in value and in such case. Lessee shall obtain any necessary permits and provide Lessor with “as built” plans or drawings.

23. EVENTS OF DEFAULT BY LESSEE: LESSOR’S REMEDIES.

(a) In addition to any other acts or omissions herein deemed to be defaults by Lessee, each of the following shall constitute an “Event of Default” by Lessee hereunder (i) the failure to make any payment of Monthly Rent or any installment thereof or to pay any other sum required to be paid by Lessee under this Lease or under the terms of any other agreement between Lessor and Lessee and the continuance of such failure for more than 5 calendar days following written notice from Lessor to Lessee; (ii) the failure to observe or perform any of the other covenants or conditions in this Lease which l essee is required to observe and perform and which Lessee has not corrected within thirty (30) days after written notice thereof to Lessee; provided, however, that if said failure cannot reasonably be cured within such thirty (30) day period, Lessee shall be allowed such time as Lessee reasonably requires to complete such cure so long as Lessee commences to cure the failure within such thirty (30) day period, and provided further that if said failure involves the creation of a condition which, in Lessor’s reasonable judgment, is dangerous or hazardous to Lessor or any person claiming under Lessor, Lessee shall be required to cure same within 24 hours following written notice to Lessee; (iii) the use or occupancy of the Leased Premises for any purpose other than the Permitted Use without Lessor’s prior wntten consent, and Lessee has not ceased such use or occupancy of the Leased Premises within thirty (30) days after written notice to Lessee of such unpermitted use or occupancy, or the conduct of any activity in the Leased Premises which constitutes a violation of law; (iv) if the interest of Lessee or any part thereof under this Lease shall be levied on under execution or other legal process and said interest shall not have been cleared by said levy or execution within sixty (60) days from the date thereof; (v) if any voluntary or involuntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by or against Lessee or if a receiver shall be appointed for Lessee or any of the property of Lessee; (vi) if Lessee shall make an assignment for the benefit of creditors or if Lessee shall admit in writing its inability to meet Lessee’s debts as they mature; (vii) if Lessee shall abandon the Leased Premises during the Term; or (viii) if Lessee shall fail to execute and deliver an estoppel certificate or subordination agreement as required hereunder.

(b) Upon the occurrence of an Event of Default by Lessee, Lessor may, at its option, with or without notice or demand of any kind to Lessee or any other person, exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law, in equity or elsewhere herein, and such rights and remedies shall be cumulative and none shall exclude any other right allowed by law.

(i) Lessor may terminate this Lease, repossess and re-let the Leased Premises, in which case Lessor shall be entitled to recover as damages (in addition to any other sums or damages for which Lessee may be liable to Lessor) a lump sum equal to the present value of the excess Monthly Rent remaining to be paid by Lessee for the balance of the Term of the Lease over the fair market rental value of the Leased Premises, after deduction of all anticipated expenses of reletting. For the purpose of determining present value, Lessor and Lessee agree that the interest rate shall be the rate applicable to the then-current yield on obligations of the U.S Treasury having a maturity date on or about the Termination Date Should the fair market rental value of the Leased Premises for the balance of the Term (after deduction of all anticipated expenses of reletting) exceed the value of the Monthly Rent to be paid by Lessee for the balance of the Term. Lessor shall have no obligation to pay to or otherwise credit Lessee for any such excess amount and Lessee shall have no obligation to make any lump sum damage payment to Lessor;

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(ii) Lessor may, without terminating the Lease, terminate Lessee’s right of possession and repossess the Leased Premises (by forcible entry and detainer suit peaceful possession, or otherwise); in which event Lessor shall make all reasonable attempts to mitigate its damages under Illinois law by reletting same for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor, f or the purpose of such reletting. Lessor is authorized to decorate, repair, remodel or alter the Leased Premises. Lessee shall pay to Lessor as damages a sum equal to all Monthly Rent under this Lease for the balance of the Term unless and until the Leased Premises are relet If the Leased Premises are relet Lessee shall be responsible for payment upon demand to Lessor of any deficiency between the Monthly Rent as relet and the Monthly Rent for the balance of this Lease, all costs and expenses of reletting, and all reasonable decoration, repairs, remodeling, alterations, additions and collection of the rent accruing there from lessee shall not be entitled to any rents received by Lessor in excess of the rent provided for in this Lease. No re-entry or taking possession of the Lease Premises by Lessor shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination. Lessor may at any time thereafter elect to terminate this Lease for any breach, and in addition to the other remedies it may have, may recover from Lessee all damages incurred by reason of such breach, including the costs of recovery of the Leased Premises, and including the excess value at time of such termination, if any, of Monthly Rent reserved under this Lease for the remainder of the Term over the reasonable rental value of the Leased Premises for the remainder of the Term, all of which amounts shall be immediately due and payable from Lessee to Lessor. In the event Lessor repossesses the Leased Premises as provided above. Lessor may remove all persons and property from the Leased Premises and store any such property at the cost of Lessee, without liability or damage; and

(iii) Lessor may, but shall not be obligated so to do, and without waiving or releasing Lessee from any obligations of Lessee hereunder, make any payment or perform such other act on Lessee’s pan to be made or performed as provided in this Lease. All sums so paid by Lessor and all necessary incidental costs shall be payable to Lessor as Additional Rent on demand and Lessee covenants to pay such sums.

(iv) Lessee shall have no obligation to pay any Monthly Rent until it would otherwise have become due in the absence of any Event of Default.

(c) Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this Paragraph 23 from time to time and that no suit or recovery of any portion due Lessor hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Lessor Lessee shall promptly pay upon notice, as Additional Rent, all of Lessor’s reasonable and actual costs, charges and expenses (including the reasonable fees and out-of-pocket expenses of legal counsel, agents and others retained by Lessor) incurred in successfully enforcing Lessee’s obligations hereunder or incurred by’ Lessor in any litigation, negotiation or transaction in which Lessee causes Lessor, without Lessor’s fault, to become involved or concerned.

(d) No waiver of any provision of this Lease shall be implied by any failure of Lessor to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver by Lessor shall be valid unless in writing and shall not affect any provision other than the one specified in such written waiver and that provision only for the time and in the manner specifically stated in the waiver No receipt of monies by Lessor from Lessee after the termination of this Lease shall in any way alter the length of the Term or Lessee’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Lessee prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Leased Premises, Lessor may receive and collect any Monthly Rent due, and the payment of Monthly Rent shall not waive or affect said notice, suit or judgment. Lessor shall not be required to serve Lessee with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. Lessee expressly waives the service of any statutory demand or notice which is a prerequisite to Lessor’s commencement of eviction proceedings against Lessee, including the demands and notices specified in 735 ILCS §§ 5/9-209 and 5/9-210.

24. NOTICES. All notices permitted or required hereunder shall be (i) delivered personally, (ii) sent by U.S Certified Mail, postage prepaid, with return receipt requested, or (iii) by nationally recognized overnight courier; and sent to the respective parties at the addresses shown on Page One of this Lease. If sent by Certified Mail from an address in Illinois, such notice shall be considered received by the addressee on the date one day after posting into die United States mail. If sent by courier, such notice shall be considered received by the addressee on the first business day after deposit with the courier.

25. EMINENT DOMAIN. If during the Term, the whole of the Leased Premises or Building or any part thereof so substantial as, in lessor’s sole judgment, to render the remainder of same impractical for the operation of Lessor’s rental activities on the Property, shall be taken by any governmental or other authority having powers of eminent domain (or conveyed to such entity under threat of the exercise of such power), this Lease shall terminate on the date of the taking (or conveyance), and rent shall be apportioned to the date thereof. Lessee shall have no right to any apportionment of or any share in any condemnation award or judgment for damages made for the taking or conveyance of any part of the Leased Premises or the Building.

26. QUIET ENJOYMENT. Providing that Lessee shall have complied with all of its covenants under this Lease and shall not otherwise be in default hereunder. Lessee shall have the right to lawfully, peaceably and quietly occupy the Leased Premises during the Term of this Lease without hindrance or eviction by any persons lawfully claiming under Lessor to have title to the Leased Premises, superior to the Lease.

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27. RULES AND REGULATIONS Lessor shall have the right to publish reasonable rules and regulations for use of the common areas within the Building and the adjacent driveways, landscaped areas and parking lots. Such rules and regulations shall be published by Lessor in written form, enforced in a non-discriminatory manner, and shall be uniform for all tenants occupying the Building.

28. ENVIRONMENTAL RESTRICTIONS.

(a) The term “Environmental Laws” shall mean all federal, state and local laws, statutes, regulations, ordinances or the like which regulate, govern or in any way deal with the storage, generation, release, clean-up, use or abatement of substances or wastes for the protection of health, safety and/or the environment Also, “Hazardous Substances” shall mean those toxic, hazardous or other substances or wastes, the generation, storage, discharge, and/or disposal of which are regulated and/or controlled by any Environmental law.

(b) Lessee shall not (i) generate, utilize, store or dispose of on the Leased Premises or Property any Hazardous Substances or (ii) suffer or permit to occur any violation of Environmental Laws on or with respect to the Leased Premises or Property. Lessee shall forever indemnify, defend and hold harmless Lessor and its partners, officers, directors, employees, agents, successors, grantees, assigns and mortgagees (collectively the “Lessor Group”) from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action and losses of any and every kind and nature, including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of the rentable or usable space or of any amenity, damages arising from any adverse impact on leasing space on the Property, and sums paid in settlement of claims and for attorneys’ fees, consultant fees and expert fees that may arise during or after the Term or any extension of the Term as a result of any breach by Lessee of the covenants contained in this Paragraph 28. For purposes of the foregoing, the term “costs” includes, without limitation, costs and expenses incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision, or as a result of any public or private enforcement action because of the presence of Hazardous Substances on or about the Property or because of the presence of Hazardous Substances anywhere else that came or otherwise emanated from the Property or the Leased Premises, or the existence of any other violation of Environmental Law This covenant of indemnity shall survive the termination of this Lease.

29. FINANCIAL STATEMENTS. From time to time, but not more often than once each calendar year and on written request from Lessor, Lessee shall furnish Lessor with copies of any financial statements that are available to Lessee showing Lessee’s current financial condition and the results of the previous year’s operations Lessor shall keep such statements in confidence and shall show same only to the mortgagee or a prospective mortgagee of the building in which the Leased Premises are located.

30. BROKERS. Lessor utilized the services of CBRE, Inc. (the “Listing Broker”) in connection with this Lease Lessee represents to Lessor that Lessee did not involve any broker in procuring this Lease except for Tenant Advisors (the “Tenant Broker”). Lessor shall pay the commission due (i) the Listing Broker and (ii) the Tenant Broker per a separate agreement. Lessee hereby agrees to forever indemnity, defend and hold Lessor harmless from and against any commissions, liability, loss, cost, damage or expense (including reasonable attorneys’ fees) that may be asserted against or incurred by Lessor (A) by the Tenant Broker in excess of the aforesaid amount or (B) as a result of any misrepresentation by Lessee hereunder.

31. MISCELLANEOUS.

(a) Time is of the essence of this Lease and each of its provisions.

(b) This Lease and all covenants and agreements herein contained shall be binding upon, apply, and inure to the respective heirs, executors, successors, administrators, and assigns of all parties to this Lease; provided, however, that this Lease shall not inure to the benefit of any assignee, heir, administrator, devisee, legal representative, successor, transferee or successor of lessee except upon the prior written consent of Lessor.

(c) This Lease contains the entire agreement of the parties, all other and prior representations, negotiations and agreements having been merged herein and extinguished hereby No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party hereto unless in writing signed by both parties.

(d) The captions of sections and subsections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such sections or subsections.

(e) Interpretation of this Lease shall be governed by the law’s of the State of Illinois.

(f) This Lease is and shall be deemed and construed to be the joint and collective work product of Lessor and Lessee and, as such, this Lease shall not be construed against either party, as the otherwise purported drafter of same, by any court of competent jurisdiction in order to resolve any inconsistency, ambiguity, vagueness or conflict, if any, in the terms or provisions contained herein.

(g) In the event that either party thereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, war or other reason of a like nature not at the fault of the party delayed in performing work or doing as required under the terms of this Lease, than performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay The provisions of this Subparagraph shall not operate to excuse Lessee from die prompt payment of rent or any other payments required under the terms of this Lease.

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32. CHANGES TO IMPROVEMENTS: LESSEE. DELAY.

(a) No changes (“Tl Changes”) shall be made to the Improvements unless same are set forth in a written change order executed by Lessor and Lessee which specifics (i) the nature of the Tl Changes, (ii) the cost or credit to Lessee as a result of such Tl Changes, and (iii) whether such Tl Changes will constitute a Lessee Delay under Paragraph 32 (b) below.

(b) Upon the occurrence of a Lessee Delay (as hereinafter defined) then (A) Lessee’s obligation to pay Monthly Rent (but not to occupy the Leased Premises) shall begin as of the Original Completion Date, (B) Lessee shall pay to Lessor all costs and expenses reasonably incurred by Lessor as a result of such Lessee Delay including, without limitation, any costs and expenses attributable to increases in the cost of labor or materials, and (C) Lessee’s right of occupancy shall not arise until substantial completion of the Improvements As used herein the term “Lessee Delay” shall mean the occurrence of any one or more of the following which directly contribute to the inability of Lessor (without the use of overtime, labor or heroic measures) to substantially complete the Improvements within the time period set forth in Paragraph 7 (the “Original Completion Deadline”): (i) Lessee is Delinquent (as hereafter defined) in furnishing, approving or authorizing any plans for the Improvements, including, without limitation, architectural drawings and finished/color selections; (ii) Lessee is Delinquent in submitting to Lessor, when requested, any information, authorization or approvals in compliance with the intended Improvements set forth on Exhibit “B” including, without limitation, any information required by Lessor to prepare plans for same; (iii) Tl Changes requested by Lessee; (iv) Lessee’s request to itself (or through its own contractors or subcontractors) perform any work or improvements within the Leased Premises prior to the date it may occupy the Leased Premises; (v) Lessee’s request for, or selection of, materials, components, finishes or improvements other than those which arc normally used by Lessor or which are otherwise readily available to Lessor within a commercially reasonable time frame given the Original Completion Deadline; (vi) Lessee’s failure to pay, when due, any amounts required to be paid by Lessee hereunder, (vii) Lessee’s failure to comply with all federal, state or local laws, regulations, codes or ordinances; (viii) Lessee’s request for additional bidding or re-bidding of the cost of all or any portion of the work related to the Improvements; (ix) any postponements or delays requested by Lessee and agreed to by Lessor regarding the completion of the Improvements; (x) any error in the plans for the Improvements caused or related to any act or omission by Lessee or its employees or agents; or (xi) any other act or omission of the Lessee, its employees or agents. For purposes of this Paragraph 32 (b), all actions required, or information/decisions requested of Lessee shall be deemed “Delinquent” if not taken and communicated to Lessor (A) by the time specified in Lessor’s critical path schedule or (B) within three business days following written request to from Lessor to Lessee for such action or decision Lessor’s determination that a Lessee Delay has occurred shall be conclusive and binding upon the parties upon written notice by Lessor to Lessee.

33. PARKING. Lessee shall be entitled to the non-exclusive use for non-Commercial Vehicles, on a first come- first serve basis, of four (4) parking spaces per 1000 usable square feet of leased space for its use and for use by its invitees Commercial Vehicles shall not be parked in the parking lot and is defined as any vehicle designed, maintained or used primarily for the transportation of property or for the provision of commercial services and bearing commercial or truck plates. Lessee shall have the use of one (1) reserved garage parking space during the term of the Lease at no cost.

34. SUBSTITUTION OF LEASED PREMISES. At any time after the date of execution of this Lease. Lessor may substitute other premises in the Building for the Leased Premises (“Substitute Premises”), in which event the Substitute Premises shall be deemed to be the Leased Premises for all purposes under this Lease, provided however, that (i) the Substituted Premises shall be located in the Building and shall be similar to the Leased Premises in square footage, appropriateness for the Lessee’s Use and reasonably similar such as location within the building and view from the Leased Premises; (ii) if Lessee is then occupying the Leased Premises. Lessor shall pay the expense of moving Lessee, its property and equipment (including the cost of low voltage wiring) to the Substituted Premises, and such moving shall be done at such time and in such manner so as to cause the least inconvenience to Lessee, (iii) Lessor shall give to Lessee not less than thirty (30) days’ prior written notice of such substitution; and (iv) Lessor shall, at its sole cosh improve the Substitute Premises with improvements substantially similar to those located in the Leased Premises.

35. BUILDING HVAC HOURS OF OPERATION. Building HVAC Hours of Operation will be:

Monday through Friday	8:00 a m. -6:00 p.m
Saturday	8:00 a.m.- 1:00 p.m
Sunday/Legal Holidays	none

Lessor shall not be obligated to furnish any services other than those stated above or otherwise in this Lease Without limiting the effect of the foregoing, any request by Lessee for additional heating, ventilating and air conditioning after normal business hours as set forth above shall be made at least 24 hours in advance by written request given to Lessor If Lessor elects to furnish services requested by Lessee in addition to those stated above (including services at times other than those stated above), Lessee shall pay Lessor as a charge therefor, Lessor’s rates then established at the Building for the furnishing of such services. If Lessee shall fail to make any such payment. Lessor may, without notice to Lessee and in addition to all other remedies available to Lessor, discontinue any additional services. No discontinuance of any such service shall result in any liability of Lessor to Lessee or be considered as an eviction or a disturbance of Lessee’s use of the Leased Premises. In addition, if Lessor determines that Lessee’s concentration of personnel or equipment at the Leased Premises adversely affects the temperature or humidity in the Leased Premises or the Building, Lessor may install (or require Lessee to install) supplementary air conditioning units in the Leased Premises, and Lessee shall pay all of the costs of installation, operation and maintenance thereof.

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36. PRIOR ACCESS. Subject to the terms of this Paragraph, Lessee shall have the right to access the Leased Premises two (2) weeks prior to occupancy for purpose of installing telephone and data lines and equipment, and furniture as mutually agreed. Such right to access shall be scheduled with Lessor so as not to cause a Lessee Delay, and shall not interfere with Lessor’s completion of the Tenant Improvements. Lessor shall assume no responsibility for the quality or completion of lessee’s work under this Paragraph, and shall not be responsible for equipment or supplies left or stored on the Leased Premises by Lessee or lessee’s contractors.

37. CERTAIN RIGHTS RESERVED TO LESSOR Lessor reserves the following rights, each of which Lessor may exercise without notice to Lessee and without liability to Lessee, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Lessee’s use or possession of the Leased Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to change the name or street address of the Building or the suite number of the Leased Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in and about the Building or the Common Areas, and for such purposes to enter upon the Leased Premises, temporarily close doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of Common Areas, and Lessee agrees to pay Lessor for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Lessee’s request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Leased Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) to show or inspect the Leased Premises at reasonable times and, if vacated or abandoned, to prepare the Leased Premises for reoccupancy; (g) to install, use and maintain in and through the Leased Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Lessee’s use of the Leased Premises; (h) to take any other action which Lessor deems reasonable in connection with the operation, maintenance, marketing or preservation of the Building; and (i) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be located in the Leased Premises or moved in, about or out of the Building or Leased Premises only at such times and in such manner as Lessor shall direct, at Lessee’s sole risk and responsibility.

38. OPTION TO RENEW. So long as (i) this Lease has not been sooner terminated and (ii) Lessee is not then in default hereunder, Lessee shall have the right, excisable by written notice to Lessor given not less than nine (9) months prior to the expiration of the then-current term hereof, to renew the term of this Lease for not more than one consecutive term (“Renewal Term”) of five (5) years, with the Renewal Term to begin immediately upon the expiration of the Initial Term. During the Renewal Term, all of the terms and provisions of this Lease shall remain in full force and effect, with Base Monthly Rent to be set at the then current market rate.

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IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date of Lease stated above

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184 SHUMAN BLVD.
NAPERVILLE, IL 60563

SUITE 515
2,916 RSF

KEY PLAN

OFFICE
14'-0"x12'-8"
OFFICE
±14'-5"x12'-8"
9
8
12
CONFERENCE
19'-6"x12'-8"
OPEN OFFICE
(5) 6'X6' CUBES
10
11
12
OFFICE
9'-8"x12'-8"
OFFICE
9'-8"x12'-8"
OFFICE
9'-8"x12'-8"
7
11
RECEPTION
13'-4"x15'-0"
FLEX
7'-0"x15'-0"
STORAGE
9'-9"x15'-0"
6'-10"
STORAGE
±15'-0"x15'-0"
NORTH
6

9/14/18

NOTES:

1. ALL NEW WORK IN ACCORDANCE WITH PANCOR "INTERIOR OFFICE SPECIFICATIONS".
2. SEE LEASE AGREEMENT PARAGRAPH (7) - "IMPROVEMENTS" AS IT RELATES TO TERMS AND CONDITIONS OF INTERIOR BUILD-OUT.
3. ALL APPLIANCES, LOW VOLTAGE WORK TO BE FURNISHED AND INSTALLED BY LESSEE.
4. ENTIRE SUITE TO BE PAINTED.
5. CARPET TO BE REPLACED WITH BUILDING STANDARD CARPET TILE.
6. HERCULITE GLASS ENTRY DOOR.
7. NEW BUILDING STANDARD DOOR TO MATCH EXISTING W/ VENT PANEL AT BOTTOM.
8. TWO QUAD OUTLETS. LOCATION TBD.
9. PROJECTOR & SCREEN TO REMAIN.
10. REMOVE EXISTING WHITE BOARD.
11. NEW UPGRADED LAMINATE UPPER & LOWER CABINETS, SOLID SURFACE COUNTERTOP & UNDERMOUNT SINK.
12. BUILDING STANDARD LVT FLOORING AT RECEPTION & COFFEE BAR.
13. REPLACE EXISTING DOOR WITH BUILDING STANDARD DOOR TO MATCH EXISTING W/ FULL LITE KIT, AND LOCKSET.

EXHIBIT "A"

LESSEE: DTK

LESSOR:

AtCor

SHUMAN BLVD., SUITE 515

NAPERVILLE, IL

PANCOR
CONSTRUCTION AND DEVELOPMENT, LLC.
2175 POINT BOULEVARD - SUITE 125
ELGIN, ILLINOIS 60123
847.551.9195